UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
November 5, 2008

NL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-640	13-5267260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

From time to time, the registrant and companies related to the registrant may have loans or advances outstanding between them pursuant to term or demand notes.  These loans or advances are generally entered into for cash management purposes, in which the lender is generally able to earn a higher rate of return on the loan than would have been earned if the lender invested the funds in other investments, and the borrower is able to pay a lower rate of interest than would be paid if the borrower had incurred third-party indebtedness.  While certain of these loans may be of a lesser credit quality than cash equivalent instruments otherwise available to the lender, the lender will evaluate the credit risks involved and appropriately reflect the credit risks in the terms of the applicable loan.

In this regard, on October 29, 2008, the independent members of the board of directors of the registrant approved the terms of a loan (the “Valhi Loan”) from the registrant to Valhi, Inc., a parent corporation of the registrant (“Valhi”), in amounts up to $40 million pursuant to a form of a revolving demand promissory note.  The Valhi Loan was subject to the approval by Valhi.  On November 5, 2008, the independent members of Valhi’s board of directors approved the Valhi Loan, and Valhi then executed the revolving demand promissory note documenting the Valhi Loan.  Borrowings by Valhi from the registrant under the Valhi Loan are unsecured, generally bear interest at the prime rate minus 1.5% with interest payable quarterly and all principal and interest due on demand (and no later than December 31, 2009).  The registrant’s obligation to loan money to Valhi under Valhi Loan is solely at the discretion of the registrant.  It is the registrant’s understanding that Valhi currently intends to use any borrowings under the Valhi Loan to reduce the outstanding balance under its U.S. revolving bank credit facility.

This description of the Valhi Loan is qualified in its entirety by the complete terms of the Valhi Loan that is filed as Exhibit 10.1 to this current report and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Description

	10.1*	Unsecured Revolving Demand Promissory Note dated November 5, 2008 in the original principal amount of $40.0 million executed by Valhi, Inc. and payable to the order of NL Industries, Inc.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NL Industries, Inc.
(Registrant)

By: /s/ Gregory M. Swalwell
Date: November 5, 2008	Gregory M. Swalwell Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Item No.	Description

10.1*	Unsecured Revolving Demand Promissory Note dated November 5, 2008 in the original principal amount of $40.0 million executed by Valhi, Inc. and payable to the order of NL Industries, Inc.

*	Filed herewith